Exhibit 99.1
IBM RELEASES SECOND-QUARTER RESULTS
Company provides updated full-year expectations
ARMONK, N.Y., July 22, 2026 . . . IBM (NYSE: IBM) today announced second-quarter 2026 earnings results.
“We are confident in IBM's strategy and portfolio, and in our ability to capture growth opportunities ahead. We fundamentally believe that we are in the early innings of a structural shift for business, and that our portfolio - across software, infrastructure, and consulting - is well-positioned to help our clients tap the value, and manage the challenges, of an AI-driven future," said Arvind Krishna, IBM chairman, president and chief executive officer. "In addition, we are taking action to accelerate our revenue growth and profitability, driving productivity across the company with AI and automation, and heavily investing in commercializing innovation at speed and scale. We now expect constant currency revenue growth in the range of four-to-five percent, and we continue to expect free cash flow to increase by about $1 billion year-over-year for the full year.”
Full-Year 2026 Expectations
•Revenue: The company now expects full-year constant currency revenue growth in the range of four-to-five percent. At current foreign exchange rates, currency is expected to be neutral to growth for the year
•Free cash flow: The company continues to expect full-year free cash flow to increase by about $1 billion year-over-year
Operational Focus Areas
•High-Growth Portfolio: Areas of IBM's software business that help clients manage, deploy and build AI-ready solutions, like Red Hat, the watsonx portfolio, HashiCorp, and Confluent continue to deliver strong performance. Within Distributed Infrastructure, Power and Storage grew at a record pace in the second quarter, now having built up an order backlog of nearly $500 million. Together, these offerings closely map to where client demand is strongest. To capture these growth opportunities, IBM is accelerating changes to its go-to-market model by expanding sales coverage across thousands of additional clients where there is significant opportunity. As AI adoption moves from experimentation to enterprise-scale deployment, the company is also investing in more specialized technical and client-facing talent, including Forward Deployed Engineers.
•Rapid Innovation at Scale: IBM is acting decisively to capture new opportunities as they arise. Lightwell, a new capability to address open source security vulnerabilities, leverages IBM and Red Hat's trust within the open source community, unique approach to AI, and global scale. In the first two weeks of availability, Lightwell has already made more than 7,500 open source patches available to help clients secure vulnerabilities. Additionally, quantum computing continues to be an investment priority for the company. In May, with the U.S. Department of Commerce, IBM announced a letter of intent to build Anderon, the world's first pure-play quantum wafer foundry. IBM will invest more than $10 billion in quantum over the next five years, and remains on track to deliver the first large-scale fault-tolerant quantum computer by 2029.
•Productivity Enables Investment and Value: IBM is accelerating productivity by scaling software development leveraging AI, increasing the effectiveness of its sales and marketing organization, and optimizing its supply chain. These efforts help enhance margin and free cash flow, and strengthen the company's ability to capture significant growth opportunities. The company now expects improved pre-tax income margin expansion for the full year.
“Although we faced revenue headwinds late in the second quarter, we continued to focus on the fundamentals of our business, including driving productivity, strengthening our portfolio, and generating free cash flow," said James Kavanaugh, IBM senior vice president and chief financial officer. "In a quarter like this, it is critical that our financial and operational discipline remains strong and that we continue to invest for growth while returning value to shareholders through our dividend.”

	SECOND-QUARTER 2026 INCOME STATEMENT SUMMARY
	Revenue	Gross Profit	Gross Profit Margin		Pre-tax Income	Pre-tax Income Margin		Net Income	Diluted Earnings Per Share
GAAP from Continuing Operations	$17.2B	$9.9B	57.7%		$2.5B	14.4%		$2.2B	$2.27
Year/Year	1%	(1)%	(1.0)	Pts	(5)%	(0.9)	Pts	(1)%	(2)%
Operating (Non-GAAP)		$10.2B	59.4%		$3.3B	19.2%		$2.8B	$2.93
Year/Year		0%	(0.7)	Pts	3%	0.3	Pts	5%	5%
Segment Results for Second Quarter
•Software — revenues of $7.8 billion, up 5 percent:
–Hybrid Cloud (Red Hat) up 11 percent
–Automation up 4 percent, up 3 percent at constant currency
–Data up 19 percent, up 18 percent at constant currency
–Transaction Processing down 8 percent, down 9 percent at constant currency

•Consulting — revenues of $5.3 billion, flat, up 1 percent at constant currency:
–Strategy and Technology flat, up 1 percent at constant currency
–Intelligent Operations flat, up 1 percent at constant currency

•Infrastructure — revenues of $3.8 billion, down 7 percent:
–Hybrid Infrastructure down 10 percent
•IBM Z down 42 percent
•Distributed Infrastructure up 37 percent
–Infrastructure Support down 1 percent

•Financing — revenues of $0.2 billion, up 12 percent, up 11 percent at constant currency
Cash Flow and Balance Sheet
In the second quarter, the company generated net cash from operating activities of $2.6 billion, up $0.9 billion year to year. IBM’s free cash flow was $2.5 billion, down $0.3 billion year to year. The company returned $1.6 billion to shareholders in dividends in the second quarter.
For the first six months of the year, the company generated net cash from operating activities of $7.8 billion, up $1.7 billion year to year. IBM's free cash flow was $4.8 billion, flat year to year.
IBM ended the second quarter with $8.2 billion of cash, restricted cash and marketable securities, down $6.3 billion from year-end 2025. The company invested $10.5 billion in acquisitions this year. Debt, including IBM Financing debt of $13.0 billion, totaled $62.0 billion, up $0.7 billion year to date.
Dividend Declaration
The IBM board of directors approved a regular quarterly cash dividend of $1.69 per common share, to stockholders of record on August 10, 2026. With payment of the September 10, 2026 dividend, IBM will have paid consecutive quarterly dividends every year since 1916.
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the company’s ability to successfully manage acquisitions, alliances and divestitures, including integration challenges, failure to achieve objectives, the assumption or retention of liabilities and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product and service quality issues; the development and use of AI, including the company's increased AI solutions and use of AI technologies; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity and data protection considerations; adverse effects related to climate change and other environmental matters; tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference.
Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.
Presentation of Information in this Press Release
In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:
•adjusting for currency (i.e., at constant currency);
•presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•free cash flow;
•net cash from operating activities excluding IBM Financing receivables;
•adjusted EBITDA;
•adjusted EBITDA margin.
The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.
Conference Call and Webcast
IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. ET, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-2q26. Presentation charts will be available shortly before the Webcast.
Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Tim Davidson, 914-844-7847
tfdavids@us.ibm.com

Erin McElwee, 347-920-6825
erin.mcelwee@ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; $ in millions except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUE BY SEGMENT
Software	$7,761	$7,387	$14,813	$13,722
Consulting	5,327	5,314	10,599	10,382
Infrastructure	3,835	4,142	7,161	7,027
Financing	186	166	406	357
Other	52	(31)	100	30
TOTAL REVENUE	17,162	16,977	33,079	31,519

GROSS PROFIT	9,907	9,977	18,857	18,008

GROSS PROFIT MARGIN
Software	82.6%	83.9%	82.7%	83.7%
Consulting	28.9%	27.5%	28.2%	27.4%
Infrastructure	58.4%	61.5%	57.7%	57.9%
Financing	42.5%	45.7%	43.0%	45.8%

TOTAL GROSS PROFIT MARGIN	57.7%	58.8%	57.0%	57.1%

EXPENSE AND OTHER INCOME
SG&A	4,981	5,027	10,071	9,913
R&D	2,311	2,097	4,485	4,047
Intellectual property and custom development income	(166)	(215)	(338)	(468)
Other (income) and expense	(185)	(39)	(186)	(204)
Interest expense	486	510	959	965
TOTAL EXPENSE AND OTHER INCOME	7,428	7,380	14,991	14,253

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,479	2,597	3,866	3,755
Pre-tax income margin	14.4%	15.3%	11.7%	11.9%
Provision for/(benefit from) income taxes	313	404	484	507
Effective tax rate	12.6%	15.5%	12.5%	13.5%

INCOME FROM CONTINUING OPERATIONS	$2,166	$2,193	$3,382	$3,248

DISCONTINUED OPERATIONS
Income/(loss) from discontinued operations, net of taxes	(1)	1	(1)	1

NET INCOME	$2,165	$2,194	$3,381	$3,249

EARNINGS PER SHARE OF COMMON STOCK
Assuming dilution
Continuing operations	$2.27	$2.31	$3.55	$3.43
Discontinued operations	$0.00	$0.00	$0.00	$0.00
TOTAL	$2.27	$2.31	$3.55	$3.43

Basic
Continuing operations	$2.30	$2.36	$3.60	$3.49
Discontinued operations	$0.00	$0.00	$0.00	$0.00
TOTAL	$2.30	$2.36	$3.60	$3.50

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming dilution	953.3	948.0	952.7	946.7
Basic	941.2	930.8	939.9	929.4

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

($ in millions)	At June 30, 2026	At December 31, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$7,172	$13,587
Restricted cash	45	54
Marketable securities	960	830
Notes and accounts receivable - trade, net	6,044	8,112
Short-term financing receivables
Held for investment, net	5,782	7,344
Held for sale	874	1,131
Other accounts receivable, net	1,348	1,052
Inventories	1,746	1,220
Deferred costs	1,238	1,084
Prepaid expenses and other current assets	3,188	2,530
Total current assets	28,398	36,944

Property, plant and equipment, net	5,736	5,899
Operating right-of-use assets, net	3,068	3,129
Long-term financing receivables, net	7,126	7,708
Prepaid pension assets	7,645	7,544
Deferred costs	835	825
Deferred taxes	8,709	8,610
Goodwill	74,599	67,717
Intangibles, net	13,955	11,391
Investments and sundry assets	2,028	2,112
Total assets	$152,099	$151,880

LIABILITIES:
Current Liabilities:
Taxes	$2,023	$2,347
Short-term debt	5,775	6,424
Accounts payable	4,395	4,756
Compensation and benefits	3,364	4,114
Deferred income	16,160	16,101
Operating lease liabilities	770	800
Other liabilities	3,425	4,116
Total current liabilities	35,912	38,658

Long-term debt	56,212	54,836
Retirement-related obligations	8,603	9,018
Deferred income	4,272	4,271
Operating lease liabilities	2,515	2,547
Other liabilities	10,044	9,810
Total liabilities	117,558	119,139

EQUITY:
IBM stockholders’ equity:
Common stock	64,600	63,318
Retained earnings	155,937	155,648
Treasury stock - at cost	(170,934)	(170,605)
Accumulated other comprehensive income/(loss)	(15,151)	(15,713)
Total IBM stockholders’ equity	34,452	32,648

Noncontrolling interests	89	93
Total equity	34,541	32,740

Total liabilities and equity	$152,099	$151,880

INTERNATIONAL BUSINESS MACHINES CORPORATION
STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025 (1)	2026	2025 (1)
Cash flows from operating activities:
Net income	$2,165	$2,194	$3,381	$3,249
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation (2)	533	578	1,088	1,114
Amortization of capitalized software and acquired intangible assets	817	687	1,535	1,328
Stock-based compensation	498	441	1,004	842
Net (gain)/loss on divestitures, asset sales and other	(67)	(18)	(78)	(40)
Changes in operating assets and liabilities, net of acquisitions/divestitures	(1,349)	(2,180)	836	(421)
Net cash provided by operating activities	2,597	1,701	7,766	6,071

Cash flows from investing activities:
Payments for property, plant and equipment	(229)	(209)	(461)	(454)
Proceeds from disposition of property, plant and equipment/other	23	37	31	111
Investment in software	(154)	(164)	(313)	(314)
Purchases of marketable securities and other investments	(1,259)	(1,255)	(2,871)	(7,740)
Proceeds from disposition of marketable securities and other investments	1,152	4,036	3,123	4,962
Acquisition of businesses, net of cash acquired	(15)	(747)	(10,480)	(7,845)
Divestiture of businesses, net of cash transferred	-	-	1	(1)
Net cash provided by/(used in) investing activities	(481)	1,698	(10,970)	(11,281)

Cash flows from financing activities:
Proceeds from new debt	0	7	7,437	8,385
Payments to settle debt	(4,213)	(1,308)	(7,141)	(2,565)
Short-term borrowings/(repayments) less than 90 days - net	1	0	0	(29)
Common stock repurchases for tax withholdings	(116)	(153)	(465)	(437)
Proceeds from issuance of shares	240	186	418	401
Financing - other	(49)	(22)	(91)	(54)
Cash dividends paid	(1,590)	(1,563)	(3,166)	(3,112)
Net cash provided by/(used in) financing activities	(5,728)	(2,855)	(3,008)	2,589

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(35)	320	(211)	487
Net change in cash, cash equivalents and restricted cash	(3,646)	865	(6,423)	(2,134)

Cash, cash equivalents and restricted cash at the beginning of the period	10,864	11,161	13,640	14,160
Cash, cash equivalents and restricted cash at the end of the period	$7,217	$12,026	$7,217	$12,026

(1) Reclassified to align with the Consolidated Statement of Cash Flows presentation.
(2) Includes operating lease right-of-use assets amortization.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in billions)	2026	2025	Yr/Yr	2026	2025	Yr/Yr
Net income as reported (GAAP)	$2.2	$2.2	$0.0	$3.4	$3.2	$0.1
Less: income from discontinued operations, net of tax	0.0	0.0	0.0	0.0	0.0	0.0
Income from continuing operations	2.2	2.2	0.0	3.4	3.2	0.1
Provision for/(benefit from) income taxes from continuing ops.	0.3	0.4	(0.1)	0.5	0.5	0.0
Pre-tax income from continuing operations (GAAP)	2.5	2.6	(0.1)	3.9	3.8	0.1
Non-operating adjustments (before tax)
Acquisition-related charges (1)	0.7	0.6	0.1	1.4	1.1	0.2
Non-operating retirement-related costs/(income)	0.1	0.0	0.1	0.2	0.0	0.1

Operating (non-GAAP) pre-tax income from continuing ops.	3.3	3.2	0.1	5.4	4.9	0.5

Net interest expense	0.4	0.3	0.1	0.7	0.6	0.1
Depreciation/amortization of non-acquired intangible assets	0.7	0.7	0.0	1.4	1.4	0.0
Stock-based compensation	0.5	0.4	0.1	1.0	0.8	0.2
Workforce rebalancing charges	0.0	0.0	0.0	0.4	0.3	0.0
Corporate (gains) and charges (2)	(0.1)	0.0	(0.1)	(0.1)	0.0	(0.1)

Adjusted EBITDA	$4.8	$4.7	$0.1	$8.8	$8.1	$0.7

Revenue	$17.2	$17.0	1%	$33.1	$31.5	5%
GAAP net income margin	12.6%	12.9%	(0.3)pts	10.2%	10.3%	(0.1)pts
Adjusted EBITDA margin	27.8%	27.6%	0.2pts	26.5%	25.7%	0.8pts

(1) Primarily consists of amortization of acquired intangible assets.
(2) Primarily consists of unique corporate actions such as gains on divestitures and asset sales.

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	Three Months Ended June 30, 2026

($ in millions)	Software	Consulting	Infrastructure	Financing
Revenue	$7,761	$5,327	$3,835	$186
Segment profit	$2,502	$647	$835	$108
Segment profit margin	32.2%	12.1%	21.8%	58.0%
Change YTY revenue	5.1%	0.2%	(7.4)%	12.2%
Change YTY revenue - constant currency	4.6%	1.1%	(7.4)%	11.3%

	Three Months Ended June 30, 2025

($ in millions)	Software	Consulting	Infrastructure	Financing
Revenue	$7,387	$5,314	$4,142	$166
Segment profit	$2,296	$562	$965	$179
Segment profit margin	31.1%	10.6%	23.3%	107.9%

	Six Months Ended June 30, 2026

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$14,813	$10,599	$7,161	$406
Segment Profit	$4,601	$1,205	$1,360	$226
Segment Profit Margin	31.1%	11.4%	19.0%	55.8%
Change YTY Revenue	7.9%	2.1%	1.9%	13.6%
Change YTY Revenue - Constant Currency	6.1%	1.0%	0.5%	10.7%

	Six Months Ended June 30, 2025

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$13,722	$10,382	$7,027	$357
Segment Profit	$4,143	$1,121	$1,213	$248
Segment Profit Margin	30.2%	10.8%	17.3%	69.3%

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; $ in millions except per share amounts)

	Three Months Ended June 30, 2026
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross profit	$9,907	$287		$—		$—		$10,194
Gross profit margin	57.7%	1.7	pts	—	pts	—	pts	59.4%
SG&A	$4,981	$(421)		$—		$—		$4,560
Other (income) & expense	(185)	1		(96)		—		(280)
Total expense & other (income)	7,428	(429)		(96)		—		6,903
Pre-tax income from continuing operations	2,479	716		96		—		3,290
Pre-tax income margin from continuing operations	14.4%	4.2	pts	0.6	pts	—	pts	19.2%
Provision for/(benefit from) income taxes (3)	$313	$167		$20		$(2)		$498
Effective tax rate	12.6%	2.3	pts	0.2	pts	(0.1)	pts	15.1%
Income from continuing operations	$2,166	$548		$76		$2		$2,792
Income margin from continuing operations	12.6%	3.2	pts	0.4	pts	0.0	pts	16.3%
Diluted earnings per share: continuing operations	$2.27	$0.58		$0.08		$0.00		$2.93

	Three Months Ended June 30, 2025
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross profit	$9,977	$225		$—		$—		$10,202
Gross profit margin	58.8%	1.3	pts	—	pts	—	pts	60.1%
SG&A	$5,027	$(348)		$—		$—		$4,679
Other (income) & expense	(39)	(1)		(25)		—		(65)
Total expense & other (income)	7,380	(350)		(25)		—		7,005
Pre-tax income from continuing operations	2,597	575		25		—		3,197
Pre-tax income margin from continuing operations	15.3%	3.4	pts	0.1	pts	—	pts	18.8%
Provision for/(benefit from) income taxes (3)	$404	$132		$9		$—		$545
Effective tax rate	15.5%	1.3	pts	0.2	pts	—	pts	17.0%
Income from continuing operations	$2,193	$443		$17		$—		$2,652
Income margin from continuing operations	12.9%	2.6	pts	0.1	pts	—	pts	15.6%
Diluted earnings per share: continuing operations	$2.31	$0.47		$0.02		$—		$2.80

(1)Includes amortization of acquired intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration, and pre-closing charges, such as financing costs.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)The tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income.

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; $ in millions except per share amounts)

	Six Months Ended June 30, 2026
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$18,857	$524		$—		$—		$19,380
Gross Profit Margin	57.0%	1.6	pts	—	pts	—	pts	58.6%
SG&A	$10,071	$(829)		$—		$—		$9,242
Other (Income) & Expense	(186)	1		(192)		—		(378)
Total Expense & Other (Income)	14,991	(838)		(192)		—		13,961
Pre-tax Income from Continuing Operations	3,866	1,361		192		—		5,419
Pre-tax Income Margin from Continuing Operations	11.7%	4.1	pts	0.6	pts	—	pts	16.4%
Provision for/(Benefit from) Income Taxes (3)	$484	$305		$23		$(6)		$806
Effective Tax Rate	12.5%	2.5	pts	0.0	pts	(0.1)	pts	14.9%
Income from Continuing Operations	$3,382	$1,056		$169		$6		$4,613
Income Margin from Continuing Operations	10.2%	3.2	pts	0.5	pts	0.0	pts	13.9%
Diluted Earnings Per Share: Continuing Operations	$3.55	$1.11		$0.18		$0.01		$4.84

	Six Months Ended June 30, 2025
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$18,008	$426		$—		$—		$18,434
Gross Profit Margin	57.1%	1.4	pts	—	pts	—	pts	58.5%
SG&A	$9,913	$(701)		$—		$—		$9,212
Other (Income) & Expense	(204)	(1)		(48)		—		(253)
Total Expense & Other (Income)	14,253	(706)		(48)		—		13,499
Pre-tax Income from Continuing Operations	3,755	1,132		48		—		4,935
Pre-tax Income Margin from Continuing Operations	11.9%	3.6	pts	0.2	pts	—	pts	15.7%
Provision for/(Benefit from) Income Taxes (3)	$507	$260		$(3)		$2		$766
Effective Tax Rate	13.5%	2.2	pts	(0.2)	pts	0.0	pts	15.5%
Income from Continuing Operations	$3,248	$872		$51		$(2)		$4,169
Income Margin from Continuing Operations	10.3%	2.8	pts	0.2	pts	0.0	pts	13.2%
Diluted Earnings Per Share: Continuing Operations	$3.43	$0.92		$0.05		$0.00		$4.40

(1)Includes amortization of acquired intangible assets, and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration, and pre-closing charges, such as financing costs.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)The tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO FREE CASH FLOW RECONCILIATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Net cash provided by operating activities per GAAP	$2,597	$1,701	$7,766	$6,071

Less: change in IBM Financing receivables	(302)	(1,480)	2,264	606

Net cash from operating activities excl. IBM Financing receivables	2,899	3,182	5,503	5,465

Capital expenditures, net	(359)	(336)	(743)	(657)

Free cash flow	$2,540	$2,845	$4,760	$4,808

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in billions)	2026	2025	2026	2025
Net cash provided by operating activities	$2.6	$1.7	$7.8	$6.1

Add:
Net interest expense	0.4	0.3	0.7	0.6
Provision for/(benefit from) income taxes from continuing operations	0.3	0.4	0.5	0.5

Less change in:
Financing receivables	(0.3)	(1.5)	2.3	0.6
Net (gain)/loss on divestitures, assets sales and other (1)	(0.1)	0.0	(0.1)	0.0
Other assets and liabilities/other, net (1,2)	(1.1)	(0.7)	(2.0)	(1.5)

Adjusted EBITDA	$4.8	$4.7	$8.8	$8.1

Revenue	$17.2	$17.0	$33.1	$31.5
Net cash provided by operating activities margin	15.1%	10.0%	23.5%	19.3%
Adjusted EBITDA margin	27.8%	27.6%	26.5%	25.7%

(1)Reclassified to align with the presentation of similar line items in the Statement of Cash Flows.
(2)Mainly consists of Changes in operating assets and liabilities, net of acquisitions/divestitures in the Statement of Cash Flows chart, workforce rebalancing charges, non-operating impacts, and corporate (gains) and charges, less the change in Financing receivables.